UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 10, 2013

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-6263	36-2334820
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One AAR Place

1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code: (630) 227-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.

On April 10, 2013, AAR CORP. (“AAR”) and substantially all its subsidiaries (the “Guarantors”) entered into a Purchase Agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner and Smith Incorporated, Wells Fargo Securities, LLC and RBS Securities Inc. (the “Initial Purchasers”) to sell $150,000,000 in aggregate principal amount of AAR’s 7.25% senior unsecured notes due 2022 (the “New Notes”) in a private placement.  The New Notes represent additional notes under an indenture pursuant to which AAR previously issued $175,000,000 in aggregate principal amount of AAR’s 7.25% Senior Notes due 2022 (the “Existing Notes”).  The New Notes and the Existing Notes will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase, except that the New Notes will initially be subject to transfer restrictions and will benefit from a registration rights agreement.

The Purchase Agreement contains customary representations, warranties and agreements by AAR and the Guarantors and indemnification provisions whereby AAR and the Guarantors, on one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

The New Notes were priced at 107.500% of the principal amount thereof, for a yield to maturity of 6.128%.  The net proceeds to AAR from the sale of the New Notes are expected to be approximately $157.5 million after deducting the initial purchasers’ discounts and estimated offering expenses.  AAR intends to use the net proceeds of the offering to repay a portion of the borrowings under its unsecured revolving credit agreement and to pay related fees and expenses.

The sale of the New Notes is expected to close on April 15, 2013.  In connection with the closing of the sale of the New Notes, AAR, the Initial Purchasers and the Guarantors will enter into a registration rights agreement relating to the New Notes and the related guarantees.

The New Notes and the related guarantees are being offered and sold to the several Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Initial Purchasers are offering the New Notes and the related guarantees only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S.

Item 8.01 — Other Events

On April 10, 2013, AAR issued a press release pursuant to Rule 135c under the Securities Act announcing the launch of the offering of the New Notes. A copy of AAR’s press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

On April 10, 2013, AAR issued a press release pursuant to Rule 135c under the Securities Act announcing the pricing of the New Notes. A copy of AAR’s press release is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Neither of the press releases shall constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description

10.1	Purchase Agreement, dated April 10, 2013 by and among AAR, the Guarantors named therein, and the initial purchasers named in Schedule A thereto.

99.1	Press Release issued by AAR, dated April 10, 2013

99.2	Press Release issued by AAR, dated April 10, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2013

AAR CORP.

	By:	/s/ Robert J. Regan

Name: Robert J. Regan
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement, dated April 10, 2013, by and among AAR, certain subsidiary guarantors named therein, and the initial purchasers named in Schedule A thereto.

99.1	Press Release issued by AAR, dated April 10, 2013

99.2	Press Release issued by AAR, dated April 10, 2013